                                                                    EXHIBIT 10.3

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                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                         ULTRAPETROL (BAHAMAS) LIMITED,
                                    as Buyer

                                       AND

                                  LAIF XI LTD.
                                    as Seller

                           Dated as of March 21, 2006

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                                TABLE OF CONTENTS

                                       -i-

                                TABLE OF CONTENTS
                                   (continued)

   8.3        Waivers and Amendments; Non-Contractual Remedies;
                 Preservation of Remedies.....................................16
   8.4        Assignability; Binding Effect...................................16
   8.5        Governing Law; Submission to Jurisdiction Waiver of

                                      -ii-

Schedules
---------

Schedule I                 Defined Terms
Schedule 2.5               Shareholders Contracts
Schedule 2.6               Subsidiaries
Schedule 2.8(a)            Assets
Schedule 2.8(b)            Real Property/Leaseholds
Schedule 2.10              Indebtedness; Other Liabilities
Schedule 2.11              Material Contracts
Schedule 2.14              Employees
Schedule 2.15              Transactions with Affiliates

Exhibits
--------

Exhibit A                  Form of Note

Exhibit B                  Form of Pledge

                                      -iii-

                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT, dated as of March 21, 2006 (this
"Agreement"), by and between (i) ULTRAPETROL (BAHAMAS) LIMITED ("Ultrapetrol"), a Bahamas corporation ("Buyer"), as buyer and (ii) LAIF XI LTD., a Bermudan company ("Seller"), as seller.

                               W I T N E S S E T H

         WHEREAS, Ultrapetrol is the record and beneficial owner of 12,499,881 shares of common stock, par value 0.01 per share, of UP Offshore (Bahamas)
Limited, a Bahamas corporation ("UP Offshore"), which represents, in the aggregate, twenty-seven and seventy-eight on-hundredths of one percent (27.78%)
of the issued and outstanding capital stock in UP Offshore; and

         WHEREAS, LAIF is the record and beneficial owner of 30,000,000 shares of common stock, par value 0.01 per share, of UP Offshore, which represents, in the aggregate, sixty-six and sixty-seven one-hundredths of one percent (66.67%)
of the issued and outstanding common stock in UP Offshore (the "LAIF UP Offshore
Shares");

         WHEREAS, Seller desires to sell and transfer to Buyer the LAIF UP
Offshore Shares, and Buyer wishes to purchase the LAIF UP Offshore Shares, upon the terms and subject to the conditions herein contained; and

         WHEREAS, capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in Schedule I hereto.

         NOW, THEREFORE, in consideration of the mutual covenants described below and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby covenant and agree as follows:

                                   ARTICLE I

                         PURCHASE OF OWNERSHIP INTEREST

1.1 Purchase of LAIF UP Offshore Shares by Buyer.
    ---------------------------------------------

         Upon the terms and subject to the conditions of this Agreement Seller shall, at the Closing, sell and transfer the LAIF UP Offshore Shares to Buyer, free and clear of any and all Liens, and Buyer shall purchase, the LAIF UP
Offshore Shares for the consideration provided for in Section 1.2, which shall represent, immediately after Closing and the consummation of all of the other transactions contemplated hereunder, sixty-six and sixty-seven one hundredths of one percent (66.67%) of the issued and outstanding common stock of UP Offshore.
Seller and Buyer shall execute and deliver at the Closing all documentation reasonably necessary to effect the sale and transfer of the LAIF UP Offshore
Shares as provided for in this Agreement.

1.2 Purchase Price.
    ---------------

         In consideration of the sale and transfer of the UP Offshore Shares as set forth in Section 1.1, Buyer shall pay to Seller the sum of Forty-Eight
Million United States Dollars (US$48,000,000.00) (the "Purchase Price"), which amount shall be payable as follows: At the Closing, Buyer shall issue to Seller a promissory note (the "Note") in the form attached hereto as Exhibit A, in an amount equal to the Purchase Price. The Note shall be due and payable upon the earlier of (i) the initial public offering of the common stock of the Buyer on a recognized stock exchange (the "IPO") and (ii) September 30, 2006. The Note shall be non-interest-bearing and shall be secured by a first-ranking pledge over the LAIF UP Offshore Shares, such pledge to be substantially in the form of
Exhibit B hereto.

1.3 Closing.
    --------

         Subject to satisfaction or waiver of the conditions set forth in
Article V, the sale and transfer of the LAIF UP Offshore Shares shall take place on such date on or prior to March 24, 2006, as may be designated in writing on not less five (5) days' prior notice from Buyer to Seller, at the offices of
Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004, at a
closing (the "Closing") at 10:00 a.m., local time, or, or such other place, time or date as the parties may mutually agree in writing (such time and date being referred to herein as the "Closing Date").

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Representations and Warranties of Seller. Seller hereby represents and warrants as to the matters pertaining solely to itself and, to the best of its
Knowledge, as to UP Offshore, its Subsidiaries and to any other matter below, to the Buyer that:

2.1 Power and Authority.
    --------------------

         Seller has the full right, power and authority to enter into this
Agreement and to transfer, convey and sell to Buyer at the Closing the LAIF UP
Offshore Shares. Seller is the sole owner of, and has good, valid, and marketable title to the LAIF UP Offshore Shares, free and clear of any and all
Liens and, upon consummation of the purchase contemplated hereby, Buyer will acquire from Seller good, valid and marketable title to the LAIF UP Offshore
Shares, free and clear of all Liens.

2.2 Authorization and Enforceability.
    ---------------------------------

         The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of Seller, and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by: (i)
applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                                       2

2.3 No Conflicts.
    -------------

         Neither the execution, delivery and performance of this Agreement nor the consummation of any of the transactions contemplated hereunder will:

         (a) conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of, the articles of incorporation or bylaws or other organizational documents of either Seller or
UP Offshore, or any mortgage, bond, indenture, agreement, franchise, license, permit or other instrument or obligation to which either Seller or UP Offshore is a party or subject or by which any of their respective assets or properties may be bound except as contained in the agreements listed in Schedule 2.5;

         (b) result in the creation of any Lien upon any of the assets or properties of either Seller or UP Offshore; or

         (c) violate any Legal Requirement against, affecting or binding upon,
The Seller or UP Offshore or upon any of their respective assets or properties.

2.4 No Consents.
    ------------

         All consents, approvals or authorizations of, or registrations, filings or declarations with, any Governmental Authority or any other Person, if any, required in connection with the execution, delivery or performance by either
Seller of this Agreement or the transactions provided for herein have been or at the Closing will have been obtained by such Seller and will be in full force and effect.

2.5 Company Organization and Capitalization.
    ----------------------------------------

         (a) UP Offshore is a corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of the Bahamas and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
UP Offshore has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact. Other than the articles of incorporation and the by-laws of UP Offshore and the Shareholders Agreement (the "Shareholders
Agreement") among the Buyer, the Seller and Comintra Enterprises Ltd. (which shareholders agreement is being restated contemporaneously herewith to remove the Seller as a party thereto) and agreements listed on Schedule 2.5, there are no other agreements or documents to which UP Offshore or either Seller is a party with respect to the governance or capitalization of UP Offshore,

         (b) The authorized capital stock of UP Offshore consists solely of
60,000,000 shares of common stock, par value $0.01 and 20,000,000 shares of preferred stock. As of the date hereof and as of the Closing Date, there are and shall be 45,000,000 shares of common stock issued and outstanding as well as
3,000,000 shares of Series A preferred stock with a par value of $0.01 per share issued and outstanding in favor of International Finance Corporation and such

                                       3

shares constitute all of the issued and outstanding shares of the capital stock of UP Offshore. All such shares have been duly authorized, validly issued and are fully paid and non-assessable. Upon consummation of the Closing, Seller will sell to the Buyer sixty-six and sixty-seven one hundredths of one percent
(66.67%) of the issued and outstanding common stock of UP Offshore owned by the
Seller.

         (c) Other than the Warrant Agreement, dated June 4, 2003 (scheduled under Schedule 2.15), to the Seller's Knowledge, there are no outstanding obligations, warrants, options or other rights to subscribe for or purchase from
UP Offshore, or other contracts or commitments providing for the issuance of or the granting of rights to acquire, any equity interest in UP Offshore, or any securities or other instruments convertible into or exchangeable for the foregoing.

         (d) Except as listed in Schedule 2.5 and except for the rights of Buyer hereunder, no Person has any right of first refusal, preemptive right, subscription right or similar right with respect to any stock, securities or equity interest in UP Offshore.

2.6 Subsidiaries.
    -------------

         (a) Exhibit 2.6 sets forth a complete and accurate organizational chart of UP Offshore and all of its Subsidiaries, listing for each Subsidiary its name, indicating its type of entity, the jurisdiction of its incorporation or organization, and its ownership structure.

         (b) Other than the Subsidiaries, there are no other corporations, partnerships, joint ventures, associations or other entities in which UP
Offshore or any Subsidiary owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. Neither UP Offshore nor any Subsidiary is a member of any partnership nor is UP Offshore or any Subsidiary a participant in any joint venture or similar arrangement.

         (c) Each Subsidiary: (i) is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, (ii) has all necessary power and authority to own, operate or lease the properties and assets owned, operated or leased by such Subsidiary and to carry on its business as it has been and is currently conducted by such Subsidiary, and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable, other than those jurisdictions as to which the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (d) All corporate actions taken by each Subsidiary have been duly authorized and no Subsidiary has taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its Certificate of Incorporation or By-laws (or similar organizational documents).

                                       4

2.7 Litigation; Observance of Agreements, Statutes and Orders.
    ----------------------------------------------------------

         (a) There are no actions, investigations, demands, suits or proceedings pending or threatened against or affecting UP Offshore, any officer, director or employee of UP Offshore or any property or business of UP Offshore, the validity of this Agreement or the rights of Sellers to enter into this Agreement or consummate the transactions contemplated hereby in any court or agency or before any arbitrator of any kind or before or by any Governmental Authority, that, individually or in the aggregate, could reasonably be expected to have a
Material Adverse Effect.

         (b) UP Offshore is not in default under or in violation of any term of any agreement or instrument to which it is a party or by which it is bound, or any Legal Requirement, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (c) As of the date hereof and as of the Closing Date, no officer, director or employee of UP Offshore is or will be subject to any non-competition agreement, restrictive covenant or any other agreement restricting such person's ability to work for, provide services to, or otherwise participate in UP
Offshore's business as currently contemplated.

2.8 Title to Property; Leases.
    --------------------------

         (a) UP Offshore has good and sufficient title to its owned personal properties, tangible and intangible, and valid, binding and enforceable leasehold interests in its leased personal properties that individually or in the aggregate are Material, in each case free and clear of Liens other than in respect of the mortgages on the vessels securing the indebtedness identified on
Schedule 2.10. All such personal property, other than vessels currently under construction, is in working condition, ordinary wear and tear excepted. Such properties constitute all of the personal properties necessary to operate UP
Offshore's business as currently conducted. All leasehold interests and agreements of UP Offshore to such personal property are subsisting and enforceable in accordance with their terms and, there does not exist thereunder any default or event or condition which, after notice or lapse of time or both, would constitute a default thereunder or which would have a Material Adverse
Effect on UP Offshore. Schedule 2.8(a) sets forth a brief description of all of the assets of UP Offshore having a value in excess of Ten Thousand Dollars
($10,000).

         (b) UP Offshore has good and marketable title to all of its owned real property, if any, and valid, binding and enforceable leasehold interests in its leased real property, if any, that individually or in the aggregate are
Material, in each case free and clear of all Liens. Schedule 2.8(b) sets forth a description of all real property owned by UP Offshore. All leasehold interests and agreements of UP Offshore to its real property are subsisting and, there does not exist thereunder any default or event or condition which, after notice or lapse of time or both, would constitute a default thereunder or which would have a Material Adverse Effect on UP Offshore. UP Offshore enjoys peaceful and undisturbed possession under its leases of real property. Schedule 2.8(b) sets forth a description of all leasehold interests in real property held by UP
Offshore.

                                       5

2.9 Intellectual Property.
    ----------------------

         The only Intellectual Property owned by UP Offshore is the common law trademark of its name and the registered domain name for its internet website.
UP Offshore is the exclusive owner of its Intellectual Property free and clear of any Liens. To the Knowledge of the Sellers, the rights of UP Offshore in the
Intellectual Property it owns do not conflict with or infringe on the rights of any other Person, and the Sellers have not received any claim or written notice from any Person to such effect.

2.10 Indebtedness; Other Liabilities.
     --------------------------------

         Schedule 2.10 sets forth a complete and correct statement of the
Indebtedness of UP Offshore as of the date hereof. UP Offshore is not in default with respect to any such Indebtedness, or any instrument or agreement relating thereto. UP Offshore does not have any Indebtedness or liability, absolute or contingent, liquidated or unliquidated, whether due or to become due, which is not reflected on Schedule 2.10.

2.11 Material Contracts.
     -------------------

         Schedule 2.11 sets forth a list of Material Contracts of UP Offshore as of the date hereof. The Seller has made available to Buyer for its review a correct and complete copy of each such Material Contract. With respect to each such Material Contract: (i) such contract is legal, valid, binding, enforceable, and in full force and effect, (ii) such contract will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, and (iii) to the Knowledge of Sellers, no party is in breach or default, and no event has occurred which with notice or lapse of time or both would constitute a breach or default, or permit termination, modification, or acceleration, under such contract.

2.12 No Material Misstatements or Omissions; Disclosure.
     ---------------------------------------------------

         No representation or warranty of the Seller in this Agreement contains or will contain any untrue statement of a material fact nor shall such representations and warranties taken as a whole omit any statement necessary in order to make any material statement contained herein not misleading. There is no fact that has not been disclosed hereunder to Buyer that might reasonably be expected to have or result in a Material Adverse Effect on or with respect to UP
Offshore.

2.13 Broker's or Finder's Fees.
     --------------------------

         No broker, finder or similar agent has been employed by or on behalf of the Seller, and no person or entity with which the Seller has had any dealings or communications of any kind is entitled to any brokerage commission, finder's fee or any similar compensation, in connection with this Agreement or the transactions contemplated hereby.

                                       6

2.14 Employees and Labor Relations.
     ------------------------------

         There is no labor strike, work stoppage or slowdown, picketing, boycott, lockout or other labor dispute either pending or threatened, against UP
Offshore or affecting its business or which would in any way interfere with or impair in any Material respect the operation or the conduct of UP Offshore's business. UP Offshore is in compliance in all Material respects with all applicable federal, state, and local laws respecting employment, fair employment practices and fair labor standards, including, without limitation, race, age, sex, religion, color, national origin, disability and sexual orientation.
Schedule 2.14 sets forth a list of all employees of UP Offshore.

2.15 Affiliate Transactions.
     -----------------------

         Schedule 2.15 contains an accurate and complete listing of all contracts, leases, agreements or understandings, whether written or oral, with or on behalf of any Affiliate of UP Offshore to which UP Offshore is a party or is otherwise bound. None of such contracts, leases, agreements or understandings contain terms that are more favorable than terms that would be obtainable from a
Person other than an Affiliate or that have been entered into by UP Offshore other than in the ordinary course of business. Except as disclosed on Schedule
2.15, UP Offshore does not have any agreement, arrangement or understanding with any of its Affiliates, the cancellation or termination of which would have a
Material Adverse Effect on UP Offshore.

2.16 Compliance with Laws.
     ---------------------

         UP Offshore is in Material compliance with all Legal Requirements and
UP Offshore has not received notice of any complaint or order alleging any
Material non-compliance by UP Offshore with respect to any such Legal
Requirements.

2.17 Environmental Matters.
     ----------------------

         Seller has no Knowledge of any claim and has not received any notice of any claim, and no proceeding has been instituted raising any claim against UP
Offshore or any of its properties now or formerly owned, leased or operated by it or other assets, alleging any damage to the environment or violation of any
Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Seller has no Knowledge of any
facts which would give rise to any claim, public or private, of violation of
Environmental Laws or damage to the environment emanating from, occurring on or in any way related to properties now or formerly owned, leased or operated by UP
Offshore or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. UP Offshore has not stored any Hazardous Materials on properties now or formerly owned, leased or operated by it other than in the ordinary course of business nor has it disposed of any Hazardous Materials in a manner contrary to any Environmental
Laws in each case in any manner that could reasonably be expected to result in a
Material Adverse Effect. All buildings on all real properties now owned, leased or operated by UP Offshore are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a
Material Adverse Effect.

                                       7

2.18 Securities Law.
     ---------------

         In reliance on the investment representations contained in Sections 3.7 and 3.8, the offer, issuance, sale and delivery of the UP Offshore Shares, as provided in this Agreement, are exempt from the registration requirements of the
Securities Act and all applicable state securities laws, and are otherwise in compliance with such laws. Neither UP Offshore nor any Person acting on its behalf has taken or will take any action which might subject the sale or transfer of the UP Offshore Shares to the registration requirements of Section 5 of the Securities Act.

2.19 Registration Under Exchange Act.
     --------------------------------

         UP Offshore has not registered any class of its securities pursuant to
Section 12 of the Exchange Act and no such registration is required by the
Exchange Act. UP Offshore is not under any obligation to register, under the
Securities Act, any of its presently outstanding securities or any securities which may hereafter be issued.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

3.1 Representations and Warranties of Buyer.
    ----------------------------------------

         Buyer hereby represents and warrants to The Seller that:

3.2 Organization, Power and Authority.
    ----------------------------------

         Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Bahamas, and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Buyer has the power and authority to transact the business it transacts and Buyer has the power and authority to execute and deliver this Agreement and to perform the provisions hereof.

3.3 Authorization and Enforceability.
    ---------------------------------

         The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of Buyer, and constitutes the legal, valid and binding obligation of Buyer enforceable against
Buyer in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally; and (ii)
general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                                       8

3.4 No Conflicts.
    -------------

         Neither the execution, delivery and performance of this Agreement nor the consummation of any of the transactions contemplated hereunder will:

         (a) conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of, the certificate of incorporation, the by-laws or other organizational document of
Buyer, or any mortgage, bond, indenture, agreement, franchise, license, permit or other instrument or obligation to which Buyer is a party or subject or by which any of its assets or properties may be bound; or

         (b) violate any Legal Requirement against, affecting or binding upon,
Buyer or upon any of its assets or properties.

         In addition to the Articles of Incorporation and By-Laws of UP
Offshore, regarding any document or matter listed in any Schedule under Article
2 hereof, Buyer (i) acknowledges having received and reviewed such document or matter, (ii) has taken such document or matter into consideration in entering into this Agreement and (iii) Seller has no further obligation under any such document or matter.

3.5 Consents.
    ---------

         All consents, approvals or authorizations of, or registrations, filings or declarations with, any Governmental Authority or any other Person, if any, required in connection with the execution, delivery or performance by Buyer of this Agreement or the transactions provided for herein have been or at the
Closing will have been obtained by Buyer and will be in full force and effect.

3.6 Litigation; Observance of Agreements, Statutes and Orders.
    ----------------------------------------------------------

         (a) There are no actions, investigations, demands, suits or proceedings pending or, to the Knowledge of Buyer, threatened against or affecting Buyer that, individually or in the aggregate, could reasonably be expected materially to impair the ability of Buyer to perform its obligations under this Agreement or affect the validity or enforceability of this Agreement.

         (b) Buyer is not in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation of any
Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected materially to impair the ability of
Buyer to perform its obligations under this Agreement or affect the validity or enforceability of any of this Agreement.

                                       9

3.7 Investment Intent.
    ------------------

         Buyer is acquiring the LAIF UP Offshore Shares for its own account, for investment purposes and not with a view to its distribution within the meaning of the Securities Act and the rules and regulations promulgated thereunder.
Buyer will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the LAIF UP Offshore Shares (or solicit any offers to buy, purchase, or otherwise acquire any of the LAIF UP
Offshore Shares), except in compliance with the Securities Act.

3.8 Accredited Investor.
    --------------------

         Buyer is an "accredited investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act) and by reason of its business and financial experience, it has such Knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment, is able to bear the economic risk of such investment and is able to afford a complete loss of such investment. Buyer has had an opportunity to investigate the business and financial condition of Seller and UP Offshore, to ask questions of Seller and UP Offshore and to obtain such information as Buyer requires from Seller and UP Offshore.

3.9 Brokers' or Finders' Fees.
    --------------------------

         No broker, finder or similar agent has been employed by or on behalf of
Buyer, and no person or entity with which Buyer has had any dealings or communications of any kind is entitled to any brokerage commission, finder's fee or any similar compensation, in connection with this Agreement or the transactions contemplated hereby.

3.10 Seller's Representations.
     -------------------------

         Buyer has no knowledge of any representation or warranty of Seller set forth in Article II that is not true and correct in all material respects.

3.11 Warrant Agreement.
     ------------------

         Buyer acknowledges that the Purchase Price has been agreed between
Buyer and Seller taking into consideration the full effect, if any, that the
Warrant Agreement dated June 4, 2003 may have, now or in the future, on the number of issued and outstanding common stock of UP Offshore, and that the Buyer has no claim against the Seller in connection with the Warrant Agreement, now or in the future.

                                   ARTICLE IV

                                CERTAIN COVENANTS

4.1 Cooperation.
    ------------

         Each of the parties shall use its respective reasonable best efforts and will cooperate with each other to secure all necessary consents, approvals, authorizations,

                                       10

assumptions and waivers from third parties as shall be required in order to enable the transactions contemplated hereby to be effected, and each of the parties shall otherwise use its respective reasonable best efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof and to cause all conditions contained in this Agreement over which it has control to be satisfied.

4.2 Conduct of Company Business.
    ----------------------------

         After the date of this Agreement and through the Closing Date, except with the consent of Buyer, Seller agrees to, and after the Closing Date through the date that is the earlier of (i) the exercise of Buyer's Put Option, and (ii)
satisfaction of all obligations under the Note, except with the written consent of the Seller, Buyer agrees to, and shall cause UP Offshore, to:

         (a) operate in the ordinary course of business;

         (b) refrain from making or causing to be made any change in the certificate of incorporation, bylaws and any other organizational documents of
UP Offshore;

         (c) not acquire by merging or consolidating with, or agreeing to merge or consolidate with, or purchase substantially all of the stock or assets of, or otherwise acquire, any business or any corporation, partnership, association or other business organization or division thereof;

         (d) not enter into any partnership, joint venture or similar type of arrangement;

         (e) not issue or agree to issue any additional shares of the capital stock of UP Offshore or ownership interests or other equity interests or securities convertible into or exchangeable for or other rights with respect to ownership interests or other equity interests of UP Offshore;

         (f) not declare or pay any dividends or make any other distribution in cash or property on its capital stock or purchase or redeem, directly or indirectly, any shares of its capital stock;

         (g) except as otherwise provided by law or GAAP, refrain from making or causing to be made any change in the accounting methods, principles or practices of UP Offshore;

         (h) not enter into, terminate or modify any contract, transaction, or commitment, other than in the ordinary course of business or pursuant to presently existing plans, arrangements or agreements other than charters in respect of any vessel owned, directly or indirectly, by UP Offshore or advances to or settlements with shipyards for vessels currently under construction;

         (i) not: (a) sell, transfer, license, lease or otherwise dispose of or encumber any of its properties or assets, other than in the ordinary course of business or pursuant to presently existing plans, arrangements or agreements disclosed herein or in a schedule hereto; (b) cancel

                                       11

any debt or waive or compromise any claim or right, except in the ordinary course of business or pursuant to presently existing plans, arrangements or agreements disclosed herein or in a schedule hereto; (c) enter into any employment agreement or grant any increase in the compensation of officers or employees, (d) make any capital expenditure or commitment, other than pursuant to presently existing plans, arrangements or agreements disclosed herein or in a schedule hereto; (e) establish any new Plan; or (f) incur, assume or guarantee any Indebtedness which will constitute a liability of UP Offshore as of the
Closing Date other than such Indebtedness incurred in the ordinary course of business and not to exceed at any one time U.S.$2,000,000

         (j) Buyer will not modify the UP Offshore Amended and Restated Common
Shareholders Agreement dated as of December 5, 2003 by and among Seller, Buyer,
Comintra and UP Offshore (the "Common Shareholders Agreement") without Seller's consent until all obligations under the Note have been satisfied. Buyer and
Seller agree to undertake all actions required by Seller to accede to such
Common Shareholders Agreement in the event the Pledge is exercised.

4.3 Buyer's Access and Inspection.
    ------------------------------

         The Seller shall cause UP Offshore to allow Buyer and its authorized representatives reasonable access from and after the date hereof and prior to the Closing Date to the properties, books, Material Contracts, and records of UP
Offshore for the purpose of making such investigation as Buyer may reasonably desire, and The Seller shall cause UP Offshore to furnish Buyer such information concerning UP Offshore and its affairs as Buyer may reasonably require.

                                   ARTICLE V

                                   PUT OPTION

5.1 Buyer's Put Option.
    -------------------

         Seller hereby grants to Buyer an irrevocable option (the "Put Option")
to cause Seller (or a wholly owned subsidiary of Seller to be designated by
Seller) to purchase from Buyer all, but not less than all, of the LAIF UP
Offshore Shares for the Purchase Price. The Purchase Price may be paid in full by Seller surrendering the Note to Buyer. The Put Option shall commence on the first Business Day following the Closing and shall terminate upon the earlier of
(i) the IPO, (ii) September 30, 2006, and (iii) satisfaction of all obligations under the Note.

5.2 Notification.
    -------------

         From and after the date hereof and prior to the Closing Date, Seller shall promptly notify Buyer at any time that Seller becomes aware that any representation or warranty made by Seller in or pursuant to this Agreement is untrue or inaccurate in any Material respect and shall promptly notify Buyer of any Material Adverse Effect on UP Offshore and of any governmental complaints, investigations, hearings or proceedings which would have a Material Adverse
Effect on UP Offshore. Without limiting the generality of the foregoing, Seller shall promptly notify

                                       12

Buyer of any of the events, conditions or circumstances described in Sections
2.7(a), (b) and (c), in each case without regard to any qualification as to
Material Adverse Effect.

5.3 Exercise of Put Option.
    -----------------------

         The Put Option shall be exercised by the Buyer's delivery to Seller of a written notice no later September 23, 2006 of the Buyer's intent to cause
Seller (or its designee) to purchase all, but not less than all, of the LAIF UP
Offshore Shares (the "Put Option Notice"). Upon the exercise of the Put Option,
Seller (or its designee) shall purchase, and the Buyer shall sell no earlier than seven days after the date of the Put Option Notice and no later than
September 30, 2006 (the "Put Option Closing Date"), the LAIF UP Offshore Shares,
free and clear of any Liens, at which time the Note shall be cancelled and the certificates for the LAIF UP Offshore Shares shall be delivered to Seller, together with such instruments of transfer as are necessary to vest title to the
LAIF UP Offshore Shares in Seller. The Seller and Buyer each hereby agree that in the event the Buyer exercises the Put Option, the Buyer and Seller shall undertake all actions required by Seller to accede to the Common Shareholders
Agreement.

5.4 Conditions Precedent to Exercise of Put Option.
    -----------------------------------------------

         Buyer and Seller hereby agree that it shall be a condition precedent to the exercise of the Put Option that (i) the IPO process shall have been terminated by mutual agreement of Buyer's shareholders or, in any event, the IPO shall not have occurred by September 15, 2006, (ii) no breach of the representations made by the Buyer hereunder shall have occurred.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

6.1 Conditions Precedent to Obligations of Buyer.
    ---------------------------------------------

         The obligation of Buyer to purchase the LAIF UP Offshore Shares pursuant to this Agreement is subject to the fulfillment, prior to or at the
Closing, of each of the following conditions (any or all of which may be waived in whole or in part by Buyer):

         (a) all representations and warranties made by Seller to Buyer shall be true and correct in all material respects as of the date hereof and as of the time of the Closing with the same effect as though made again at and as of that time;

         (b) Seller shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Seller prior to or at the Closing;

         (c) there shall be no actions, suits or proceedings pending or, to
Seller's Knowledge, threatened against or affecting Seller or UP Offshore or any property of UP Offshore in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                                       13

         (d) all notifications, consents, authorizations, approvals and clearances from the Board of Directors of Buyer and each Governmental Authority and any other Person required to be made or obtained, in connection with the transactions provided for in this Agreement shall have been made or obtained on terms satisfactory to Buyer;

         (e) all proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer and its counsel, and
Buyer shall have received copies of all such documents and other evidence as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith;

         (f) since the date of this Agreement there shall have been no Material
Adverse Effect to UP Offshore; and

         (g) Seller shall have delivered, to Buyer, stock certificates representing the LAIF UP Offshore Shares, accompanied by powers duly endorsed or executed in blank, and all other documents necessary to transfer to Buyer the
LAIF UP Offshore Shares free and clear of any Lien.

6.2 Conditions Precedent to Obligations of Seller.
    ----------------------------------------------

         The obligation of Seller to sell and transfer the LAIF UP Offshore
Shares pursuant to this Agreement is subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived in whole or in part by Seller):

         (a) all representations and warranties of Buyer to Seller shall be true and correct in all material respects as of the date hereof and at and as of the time of the Closing with the same effect as though those representations and warranties had been made at and as of that time;

         (b) Buyer shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Buyer prior to or at the Closing;

         (c) Buyer shall have duly executed and delivered the Note to Seller as set forth in Section 1.2 hereof; and

                                       14

                                  ARTICLE VII

                                 INDEMNIFICATION

7.1 Survival of Representations, Warranties and Indemnities.
    --------------------------------------------------------

         The representations and warranties of Seller and Buyer contained in
Articles II and III, respectively, shall survive the Closing for a period of three (3) years.

7.2 Indemnification.
    ----------------

         (a) Seller agrees to indemnify, defend and hold harmless Buyer, its
Affiliates and, if applicable, their respective directors, officers, shareholders, employees, attorneys, accountants, agents and representatives and their heirs, successors and assigns from and against any and all Damages based upon, arising out of or otherwise in respect of (i) any inaccuracy in or any breach of any representation or warranty, of Seller contained in this Agreement or (ii) the failure of Seller to perform or observe fully any covenant, agreement or provision to be performed or observed by Seller pursuant to this
Agreement.

         (b) Buyer agrees to indemnify, defend and hold harmless Seller, its
Affiliates and, if applicable, its respective directors, officers, shareholders, employees, attorneys, accountants, agents and representatives and their heirs, successors and assigns from and against any and all Damages based upon, arising out of or otherwise in respect of (i) any inaccuracy in or any breach of any representation or warranty, of Buyer contained in this Agreement, or (ii) the failure of Buyer to perform or observe fully any covenant, agreement or provision to be performed or observed by Buyer pursuant to this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

8.1 Notices.
    --------

         Any notice or other communications hereunder must be in writing and shall be deemed to have been duly given and received on the day on which it is served by personal delivery upon the party for whom it is intended, on the third
Business Day after it is mailed by registered or certified mail, return receipt requested, on the Business Day after it is delivered to a national courier service for next day delivery addressed to the party for whom it is intended, or on the Business Day on which it is sent by facsimile; provided that the telecopy is promptly confirmed by telephone confirmation thereof, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

                  To Buyer:

                   Ultrapetrol (Bahamas) Limited
                   Ocean Centre, Montague Foreshore
                   East Bay St.

                                       15

                   Nassau, Bahamas
                   P.O. Box SS-19084
                   Attn:  Assistant Secretary
                   Facsimile:  (242) 394-8430

                   To Seller:

                   LAIF XI Ltd.
                   29 Richmond Road
                   Pembroke, HM 08
                   Bermuda
                   Attn: Mark Waddington
                   Facsimile: (441) 295-6983

                   With a copy to:

                   EMP Global L.L.C.
                   2001 Pennsylvania Avenue, N.W.
                   Suite 1100
                   Washington, D.C.  20006
                   Attn: James F. Martin/Michael P. Kelley
                   Facsimile: (202) 293-7163

8.2 Entire Agreement.
    -----------------

         This Agreement (including the Exhibit and Schedules attached hereto or referred to herein) contains the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements, written or oral, with respect thereto.

8.3 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies.
    ---------------------------------------------------------------------------

         This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of either Seller or Buyer in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either Seller or Buyer of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

8.4 Assignability; Binding Effect.
    ------------------------------

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement and the rights and obligations of the parties hereunder shall not be assignable by a party hereto without the prior written consent of the other party.

                                       16

8.5 Governing Law; Submission to Jurisdiction Waiver of Jury Trial.
    ---------------------------------------------------------------

         (a) THE INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT SHALL BE
CONTROLLED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT
REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         (b) ANY JUDICIAL PROCEEDING BROUGHT WITH RESPECT TO THIS AGREEMENT MUST
BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW
YORK OR ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK LOCATED IN
THE CITY OF NEW YORK, AND, EACH PARTY: (I) ACCEPTS UNCONDITIONALLY, THE
EXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY RELATED APPELLATE COURT, AND
AGREES TO BE BOUND BY ANY FINAL, NON-APPEALABLE JUDGMENT RENDERED THEREBY IN
CONNECTION WITH THIS AGREEMENT; (II) IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW
OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT
IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM PROVIDED, HOWEVER,
THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS
SECTION 7.5 (B) AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE
JURISDICTION OF SAID COURTS OR THE STATE OF NEW YORK OTHER THAN FOR SUCH
PURPOSE; AND (III) AGREES THAT PROCESS IN ANY SUCH ACTION, IN ADDITION TO ANY
OTHER METHOD PERMITTED BY LAW, MAY BE SERVED UPON IT BY REGISTERED OR CERTIFIED
MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PARTY AT THE ADDRESS
DESIGNATED BY SUCH PARTY IN SECTION 7.1 HEREOF, AND SUCH SERVICE SHALL BE DEEMED
EFFECTIVE AS IF PERSONAL SERVICE HAD BEEN MADE UPON IT WITHIN NEW YORK COUNTY.

         (c) THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING
TO WHICH THEY ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING
OUT OF, RELATED TO OR IN CONNECTION WITH THIS AGREEMENT.

8.6 Counterparts.
    -------------

         This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

8.7 Further Assurances.
    -------------------

         Each of Seller and Buyer shall, at the request of the other party, at any time and from time to time following the Closing promptly execute and deliver, or cause to be executed and delivered, all such further instruments and take all such further action as each party may reasonably request to confirm or carry out the provisions and intent of this Agreement.

                                       17

8.8 Severability.
    -------------

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

8.9 Exhibit and Schedules.
    ----------------------

         All Schedules and Exhibits attached hereto are hereby incorporated in and made a part of this Agreement as if set forth in full herein. All references herein to the Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

8.10 Captions.
     ---------

         The article and section titles or captions contained in this Agreement or in any Schedule or Exhibit attached hereto or referred to herein are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement. All references herein to
Sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

8.11 Interpretation.
     ---------------

         The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms "Dollars" and
"$" shall mean United States dollars. Personal pronouns, when used in this
Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural, and vice versa.

8.12 Third Parties.
     --------------

         Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the parties hereto and their successors or assigns and the beneficiaries of contractual indemnification expressly set forth herein, any rights or remedies under or by reason of this Agreement.

8.13 Expenses.
     ---------

         Buyer shall bear any and all transfer taxes in connection with the sale and transfer of the LAIF UP Offshore Shares to Buyer. Except as otherwise provided for in this Agreement, Seller, on the one hand, and Buyer, on the other hand, shall each pay its respective costs and expenses incurred by each of them or on their behalf in connection with the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby, including, without limitation, the fees and expenses of their own financial consultants, accountants and counsel.

                                       18

8.14 Knowledge.
     ----------

         As used in this Agreement, "Knowledge" means the actual knowledge of the subject entity.

8.15 Specific Performance.
     ---------------------

         The parties agree and acknowledge that money damages are not an adequate remedy for violations of this Agreement and each of Seller and Buyer may, in its sole discretion, apply to a court of competent jurisdiction for specific performance of this Agreement.

                                       19

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                              ULTRAPETROL (BAHAMAS) LIMITED

                                              By: /s/ Ricardo Menendez R.
                                                  ------------------------------
                                              Name:  Ricardo Menendez R.
                                              Title: Director

                                              LAIF XI LTD.

                                              By: /s/ James Martin
                                                  ------------------------------
                                              Name:  James Martin
                                              Title: Attorney-in-Fact

                                                                      SCHEDULE I
                                                                      ----------

                                  DEFINED TERMS
                                  -------------

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 50% or more of any class of voting or equity interests of UP
Offshore or any Subsidiary or any Person of which UP Offshore and its
Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly,
50% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
Unless the context otherwise clearly requires, any reference to an "Affiliate"
is a reference to an Affiliate of UP Offshore.

         "Agreement" has the meaning set forth in the preamble.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

         "Buyer" has the meaning set forth in the preamble.

         "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "Closing" has the meaning set forth in Section 1.3.

         "Closing Date" has the meaning as set forth in Section 1.3.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "Damages" means any and all losses, liabilities, obligations, demands, claims, actions, cause of actions, costs, expenses, damages and judgments, including, without limitation, reasonable attorneys' fees and expenses.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions,

grants, franchises, licenses, agreements or governmental restrictions relating to pollution or the protection of the environment including, but not limited to, ambient air, surface water, ground water, navigable waters, waters of the contiguous zone, ocean waters and international waters or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Financial Statements" has the meaning set forth in Section 2.11

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America, consistently applied except as otherwise disclosed.

         "Governmental Authority" means with respect to any Person,

               (a) the government of

                    (i) the United States of America or any state or other
               political subdivision thereof; or

                    (ii) any jurisdiction in which such Person or any of its
               Subsidiaries conducts all or any part of its business, or which asserts jurisdiction over any properties of such Person or any of its Subsidiaries; or

               (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

               (a) to purchase such indebtedness or obligation or any property constituting security therefor;

               (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                                       2

               (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

               (d) otherwise to assure the owner of such indebtedness or
         obligation against loss in respect thereof.

         In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law.

         "Indebtedness" with respect to any Person means, at any time, without duplication,

               (a) its liabilities for borrowed money and its redemption
         obligations in respect of mandatorily redeemable Preferred Stock;

               (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

               (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

               (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

               (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

               (f) Swaps of such Person; and

               (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

                                       3

         Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         "Indemnified Party" has the meaning set forth in Section 7.3.

         "Indemnifying Party" has the meaning set forth in Section 7.3.

         "IPO" has the meaning set forth in Section 1.2.

         "Intellectual Property" means all of the following: patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, tradenames, tradestyles, patent and trademark applications and licenses and rights thereunder, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill, customer and other lists, in whatever form maintained; and trade secret rights, copyright rights, patent rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained.

         "Intellectual Property Rights" means the rights or interest of any
Person in or to any Intellectual Property.

         "Legal Requirement" means all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of Governmental Authorities.

         "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance or rights of others, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or
Capital Lease, upon or with respect to any property or asset of such Person
(including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of UP Offshore.

         "Material Adverse Effect" means with respect to a Person, a material adverse effect on (a) the business, operations, affairs, financial condition, assets, properties or prospects of such Person and its Subsidiaries taken as a whole, or (b) the ability of such Person to perform its obligations under this
Agreement, or (c) the validity or enforceability of this Agreement.

         "Material Contract" means:

                                       4

               (i)  any agreement for the lease of personal property to or from
                    UP Offshore providing for lease payments in excess of
                    [$10,000] per annum;

               (ii) any agreement for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the
                    performance of which will extend over a period of more than one year or involve consideration in excess of [$10,000];

               (iii) any agreement concerning a partnership or joint venture;

               (iv) any agreement under which UP Offshore has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of [$10,000]
                    or under which it has granted a Lien with respect to any of its assets;

               (v)  any collective bargaining agreement;

               (vi) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of [$50,000]; and

               (vii) any other agreement the performance of which involves consideration in excess of [$10,000].

         "Notice of Claim" has the meaning set forth in Section 7.3.

         "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or any other company or entity or a government or agency or political subdivision thereof.

         "Plan" means any employee benefit plan as defined in Section 3(3) of
ERISA.

         "Preferred Stock" means any class of capital stock or other equity interests of a Person that is preferred over any other class of capital stock or equity interests of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

         "Purchase Price" has the meaning set forth in Section 1.2.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Seller" has the meaning set forth in the preamble.

         "Shareholders Agreement" has the meaning set forth in Section 2.5(a).

                                       5

         "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership, limited liability company or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such
Person and one or more of its Subsidiaries (unless such partnership, limited liability company or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its
Subsidiaries). Unless the context otherwise clearly requires, any reference to a
"Subsidiary" is a reference to a Subsidiary of UP Offshore.

         "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such
Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "Taxes" means (A) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and (B) any liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another entity, a member of an affiliated or combined group, a contract or otherwise.

         "UP Offshore Shares" has the meaning set forth in the second recital.

                                       6

                                  SCHEDULE 2.5
                             SHAREHOLDERS CONTRACTS

1.   Amended and Restated Common Subscription Agreement dated as of December 5,
     2003 by and among Buyer, Seller, Comintra and UP Offshore.

2.   Amended and Restated Common Shareholders Agreement, dated as of December 5,
     2003 by and among, Buyer, Seller, Comintra and UP Offshore.

3.   Preference Shareholders Agreement, dated June 24, 2003 by and among IFC,
     Seller, Buyer, Ultrapetrol, Comintra and UP Offshore.

4.   Preference Subscription Agreement, dated as of June 24, 2003 by and between
     IFC and UP Offshore and the Warrant Agreement, dated June 4, 2003.

5.   Warrant Agreement dated June 4, 2003 between UP Offshore (Bahamas) Ltd. and
     Ultrapetrol (Bahamas) Ltd.

                                  SCHEDULE 2.6
                                  SUBSIDIARIES

                                                                   -----------------------
                                                                   |UP Offshore (Bahamas)|
                                                                   |        Ltd.         |----------------------
                                                                   |     (Bahamas)       |                     |
                                                                   -----------------------                     |
                                                                             |                                 |
                                               |-------------------|---------|-------------------|             |
                                         100%  |             100%  |         |              100%  |            |0.01%
                                              \|/                 \|/        |                   \|/           |
                                    ---------------------- ---------------   | 1%      ---------------------   |
                                    |UP Offshore (Panama)| | UP Offshore |   |-------  |UP Offshore Uruguay|   |
                                    |        S.A.        | |  (Holdings) |          |  |        S.A        |   |
                                    |     (Panama)       | |     Ltd.    |          |  |     (Uruguay)     |   |
                                    ---------------------- ---------------          |  ---------------------   |
                                               |                                    |                          |
            |----------------|-----------------|-------------------|                |--------------------------|
      100%  |           100% |            100% |                   | 100%           |  99%              99.99% |
           \|/              \|/               \|/                 \|/              \|/                        \|/
-------------------- -----------------  ----------------  ------------------ ----------------------- -------------------
|Pampero Navigation| |Packet Maritime|  |Padow Shipping|  |UP Offshore (UK)| |Agriex Agenciamentos,| |UP Offshore Apoio|
|        Inc.      | |      Inc.     |  |      Inc.    |  |      Ltd.      | |   Afretamentos e    | |  Maritimo Ltda. | ---
|     (Panama)     | |   (Panama)    |  |   (Panama)   |  |(United Kingdom | |Apoio Maritimo Ltda. | |     (Brazil)    |    |
-------------------- -----------------  ----------------  ------------------ |     (Brazil)        | ------------------     |
                             |                 |                             -----------------------   |       |            |
                             |                 |                                                       |       |            |
                             |                 |                                      -----------------        |            |
                            \|/               \|/                                    \|/                      \|/          \|/
                     -----------------  -----------------                    --------------- -------------------  -----------------
                     | UP ESMERALDA  |  |   UP SAFIRA   |                    |UP TOPAZIO + | |UP Offshore Apoio|  |UP AGUA-MARINHA|
                     |   FMV: $24    |  |   FMV: $24    |                    |  2 PSV TBN  | |    Maritimo     |  |      FMV: $24 |
                     |Balance:[$28.4 |  |Balance: $24.8 |                    |  FMV: $72   | |  (Panama) Inc.  |  | Balance: $14.9|
                     -----------------  -----------------                    |    FREE     | |   (Panama)      |  |               |
                                                                             --------------- -------------------  -----------------

1   Agriex Agenciamentos, Afretamentos e Apoio Maritimo Ltda.       Brasil
2   Packet Maritime Inc.                                            Panama
3   Padow Shipping Inc.                                             Panama
4   Pampero Navigation Inc                                          Panama
5   UP Offshore (Holdings) Ltd                                      Bahamas
6   UP Offshore (Panama) SA                                         Panama
7   UP Offshore (UK) Ltd.                                           UK
8   UP Offshore Apoio Maritimo (Panama) Inc.                        Panama
9   UP Offshore Apoio Maritimo Ltda.                                Brasil
10  UP Offshore Uruguay S.A.                                        Uruguay

SCHEDULE 2.8(a)

                                  ASSETS

      VESSEL NAME          FLAG            OWNER                       YR BUILT

1   UP ESMERALDA           PANAMA   PACKET MARITIME INC.                  2005
2   UP SAFIRA              PANAMA   PADOW SHIPPING INC.                   2005
3   UP AGUA-MARINHA        BRASIL   UP OFFSHORE APOIO MARITIMO LTDA.      2005
4   UP TOPAZIO             BRASIL   UP OFFSHORE APOIO MARITIMO LTDA.  est 2006
5   EI 483                 BRASIL   UP OFFSHORE APOIO MARITIMO LTDA.  est 2006
6   EI 483                 BRASIL   UP OFFSHORE APOIO MARITIMO LTDA.  est 2007

    LOA M     BEAM M     DEPTH M    GRT     NRT     HP     CLASSIFICATION

1   75.78      16.6        7.8     2,919   1,371  3,418   LLOYD'S REGISTER
2   75.78      16.6        7.8     2,919   1,371  3,418   LLOYD'S REGISTER
3   75.78      16.6        7.8     2,927   1,371  3,418   DET NORSKE VERITAS
4   75.78      16.6        7.8     2,927   1,371  3,418   DET NORSKE VERITAS
5   75.78      16.6        7.8     2,927   1,371  3,418   DET NORSKE VERITAS
6   75.78      16.6        7.8     2,927   1,371  3,418   DET NORSKE VERITAS

                                       2

SCHEDULE 2.8(b)

                            REAL PROPERTY/LEASEHOLDS
                          EDIFICIO LEBLON OFFICE TOWER
                        AVENIDA ATAULFO DE PAIVA NO 1235
                             RIO DE JANEIRO, BRAZIL

UP OFFSHORE APOIO MARITIMO LTDA. / RENTAL CONTRACT OF SUITE 301 - OWNER: PAULO
RICARDO FONSECA DE MAGALHAES
Term: 30 months
Starts: January 6, 2004
End: July 5, 2006
Rent: R$ 4,500 (Brazilian Reais four thousand and five hundred) payable monthly
Penalty on rent due: 10% on balance due
% interest on rent due (after 30 days): 1% (monthly) (adjusted by inflation)

Rent is reviewed on a yearly basis. UP Offshore is to pay following expenses:
electricity, natural gas, tap water, etc.

UP OFFSHORE APOIO MARITIMO LTDA. / RENTAL CONTRACT FOR SUITE 302 - OWNER:
CANDIDO JOSE FONSECA DE MAGALHAES
Term: 30 months
Starts: January 6, 2004
End: July 6, 2006
Rent: R$ 2,500 (Brazilian Reais two thousand and five hundred) payable monthly
Penalty on rent due: 10% on balance due
% interest on rent due (after 30 days): 1% (monthly) (adjusted by inflation)

Rent is reviewed on a yearly basis. UP Offshore is to pay following expenses:
electricity, natural gas, tap water, etc.

UP OFFSHORE APOIO MARITIMO LTDA. / RENTAL CONTRACT OF SUITES 304 - 305 - OWNER
SUELI APARECIDA GONCALVES
Term: 30 months + 30 months automatic extension except prior notice
Starts: January 15, 2004
End: June 15, 2006
Rent: R$ 5,400 (Brazilian Reais five thousand and four hundred) payable monthly as a total for both offices
Penalty on rent due: 10% on balance due
% interest on rent due (after 30 days): 1% (monthly) (adjusted by inflation)

                                       3

UP OFFSHORE APOIO MARITIMO LTDA. / RENTAL CONTRACT FOR SUITE 303 - OWNER: DENIS
BRUCE BOGGISS
Term: 30 months
Starts: January 6, 2004
End: July 6, 2006
Rent: R$ 2,500 (Brazilian Reais two thousand and five hundred) payable monthly
Penalty on rent due: 10% on balance due
% interest on rent due (after 30 days): 1% (monthly) (adjusted by inflation)

Rent is reviewed on a yearly basis. UP Offshore is to pay following expenses:
electricity, natural gas, tap water, etc.

Rest of the terms in all four contracts are as per industry standard

                                       4

SCHEDULE 2.10

                         INDEBTEDNESS; OTHER LIABILITES

o    LOAN AGREEMENT (1) DATED 27TH APRIL 2005                  o   LOAN AGREEMENT (2) DATED 17TH JANUARY 2006

     DVB BANK AG (LENDER)                                          DVB BANK AG (LENDER
     UP OFFSHORE (PANAMA) S.A. (BORROWER)                          UP OFFSHORE APOIO MARITIMO LTDA (BORROWER

     AMOUNT $30 MILLION                                            AMOUNT $15 MILLION

     SECURED BY 1ST PANAMANIAN MORTGAGES                           SECURED BY 1ST BRASILIAN MORTGAGES
     UP ESMERALDA                                                  UP AGUA-MARINHA
     UP SAFIRA
     UP SAFIRA                                                     SECURED BY 2ND PANAMANIAN MORTGAGE
                                                                   UP ESMERALDA
                                                                   UP SAFIRA

o    SHIPBUILDING CONTRACT FOR HULL # EI 482 (UP TOPAZIO)      o   LOAN AGREEMENT DATED 3RD DECEMBER 2002\
o    SHIPBUILDING CONTRACT FOR HULL # EI 483 (UP TBN)              BEWEEN IFC (LENDER) AND
o    SHIPBUILDING CONTRACT FOR HULL # E1 484 (UP TBN)              UP OFFSHORE APOIO MARITIMO LTDA (BORROWER)
                                                                   TO FINANCE THE BRAZILIAN NEWBUILDINGS
                                                                   (UNDRAWN AS OF THE DATE HEREOF)

     DATED 9TH JUNE 2003
     BETWEEN ESTALEIRO ILHA S/A (BUILDER)                      o   PREFERENCE SHAREHOLDER AGREEMENT DATED
     AND UP OFFSHORE APOIO MARITIMO LTDA (BUYER)                   JUNE 24, 2003 BY AND BETWEEN INTERNATIONAL
                                                                   FINANCE CORPORATION, LAIF XI LTD., ULTRAPETROL
                                                                   (BAHAMAS) LTD., COMINTRA ENTERPRISE LTD. AND
                                                                   UP OFFSHORE (BAHAMAS) LTD.

     AS AMENDED 22ND NOVEMBER 2005

                                       5

SCHEDULE 2.11
                               MATERIAL CONTRACTS

1.   SHIPBUILDING CONTRACT FOR HULL # EI 482 (UP TOPAZIO)
     SHIPBUILDING CONTRACT FOR HULL # EI 483 (UP TBN)
     SHIPBUILDING CONTRACT FOR HULL # EI 484 (UP TBN)

DATED 9TH JUNE 2003

BETWEEN ESTALEIRO ILHA S/A (BUILDER) AND UP OFFSHORE APOIO MARITIMO LTDA (BUYER)

AS AMENDED 22ND NOVEMBER 2005

2.   TIMECHARTER FOR UP AGUA-MARINHA DATED FEBRUARY 20, 2006

PETROLEO BRASILEIRO S.A. (PETROBRAS) (CHARTERER)

UP OFFSHORE APOIO MARITIMO LTDA (OWNER) FOR A PERIOD OF SIX MONTHS FROM MARCH
2006

3.   (A) BAREBOAT CHARTER AGREEMENT DATED JANUARY 25, 2005 FOR UP ESMERALDA
     BETWEEN PACKET MARITIME INC (OWNER) AND CORNAMUSA (DEMISE OWNER)

3.   (B) BAREBOAT CHARTER AGREEMENT DATED FEBRUARY 26, 2005 FOR UP SAFIRA
     BETWEEN PADOW SHIPPING INC (OWNER) AND CORNAMUSA (DEMISE OWNER)

4.   SHIP MANAGEMENT AGREEMENT DATED 20TH MARCH 2006 FOR UP AGUA-MARINHA BEWTEEN
     RAVENSCROFT SHIP MANAGEMENT INC (MANAGER) AND UP OFFSHORE APOIO MARITIMO
     LTDA (OWNER)

5.   ADMINISTRATION AGREEMENT DATED 25TH JUNE, 2003 BETWEEN UP OFFSHORE
     (BAHAMAS) LTD. AND ULTRAPETROL (BAHAMAS) LTD.

                                       6

                                  SCHEDULE 2.14
                                    EMPLOYEES

Carolina Januzzi, Secretary
Renata Sanchez - Keyboard Operator
Ana Maria Siva - Maid, cleaner and coffee girl
Marcelo Helman - Commercial Assistant, Brazil Operations

                                  SCHEDULE 2.15
                          TRANSACTIONS WITH AFFILIATES

1.   (A) BAREBOAT CHARTER AGREEMENT DATED JANUARY 25, 2005 FOR UP ESMERALDA
     BETWEEN PACKET MARITIME INC (OWNER) AND CORNAMUSA (DEMISE OWNER)

1.   (B) BAREBOAT CHARTER AGREEMENT DATED FEBRUARY 26, 2005 FOR UP SAFIRA
     BETWEEN PADOW SHIPPING INC (OWNER) AND CORNAMUSA (DEMISE OWNER)

2.   ADMINISTRATION AGREEMENT DATED 25TH JUNE, 2003 BETWEEN UP OFFSHORE
     (BAHAMAS) LTD AND ULTRAPETROL (BAHAMAS) LTD

3.   WARRANT AGREEMENT DATED 4TH JUNE, 2003 BETWEEN UP OFFSHORE (BAHAMAS) LTD
     AND ULTRAPETROL (BAHAMAS) LTD.

4.   SHIP MANAGEMENT AGREEMENT DATED 20TH MARCH 2006 FOR UP AGUA-MARINHA BETWEEN
     RAVENSCROFT SHIP MANAGEMENT INC (MANAGER)
     AND UP OFFSHORE APOIO MARITIMO LTDA (OWNER)

5.   PREFERENCE SUBSCRIPTION AGREEMENT DATED JUNE 24, 2003 BETWEEN THE IFC AND
     UP OFFSHORE (BAHAMAS) LTD

6.   PREFERENCE SHAREHOLDERS AGREEMENT DATED JUNE 24, 2003 BETWEEN THE IFC, LAIF
     XI LTD, ULTRAPETROL (BAHAMAS) LTD, COMINTRA ENTERPRISES LTD, AND UP
     OFFSHORE (BAHAMAS) LTD

7.   AMENDED AND RESTATED COMMON SHAREHOLDERS AGREEMENT DATED DECEMBER 5TH, 2003
     BETWEEN LAIF XI LTD, ULTRAPETROL (BAHAMAS) LTD, COMINTRA ENTERPRISES LTD,
     AND UP OFFSHORE (BAHAMAS) LTD

                                       2

                                                                       EXHIBIT A

                                 PROMISSORY NOTE

New York, New York                                                 US$48,000,000

                                                                  March 21, 2006

         FOR VALUE RECEIVED, the undersigned, ULTRAPETROL (BAHAMAS) LIMITED, a corporation organized and existing under the laws of The Bahamas (the "Buyer"), hereby promises to pay to the order of LAIF XI LTD., a company organized under the laws of Bermuda (the "Seller"), or as it may otherwise direct, the principal sum of Forty-Eight Million United States Dollars (US$48,000,000). The Borrower
shall repay the indebtedness represented by this Note as provided in that certain stock purchase agreement dated as of March 21, 2006 (the "Stock Purchase
Agreement") made by and between (i) the Buyer and (ii) the Seller. This Note shall not bear interest, and may be prepaid on such terms as provided in the
Stock Purchase Agreement.

         Words and expressions used herein and defined in the Stock Purchase
Agreement shall have the same meaning herein as therein defined.

         This Note is payable in U.S. Dollars to the Seller, as the Seller may direct, in immediately available same day funds.

         If this Note or any payment required hereunder becomes due and payable on a day which is not a Banking Day the due date thereof shall be extended until the next following Banking Day, unless such next following Banking Day falls in the following month, in which case such payment shall be payable immediately preceding the Banking Day.

         This Note is the Note referred to in, and is entitled to the security and benefits of, the Stock Purchase Agreement and the Pledge Agreement referred to therein.

         Presentment, demand, protest and notice of dishonor of this Note or any other notice of any kind are hereby expressly waived.

         EACH OF THE BUYER AND, BY ITS ACCEPTANCE HEREOF, SELLER HEREBY WAIVES
TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY
HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN
ANY WAY CONNECTED WITH THIS NOTE.

         This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

         IN WITNESS WHEREOF, the Buyer has executed and delivered this
Promissory Note on the date and year first above written.

                                                  ULTRAPETROL (BAHAMAS) LIMITED

                                                  By:
                                                      -------------------------
                                                  Name: Leonard J. Hoskinson
                                                  Title: Company Secretary

                                       2

                                                                       EXHIBIT B

                                PLEDGE AGREEMENT

         THIS PLEDGE AGREEMENT (this "Pledge Agreement") is made this 21st day of March, 2006, by and among ULTRAPETROL (BAHAMAS) LIMITED, a company organized under the laws of The Bahamas (the "Pledgor), as pledgor, and LAIF XI LTD., a company organized under the laws of Bermuda (the "Pledgee"), as pledgee, pursuant to the terms of that certain stock purchase agreement (the "Stock
Purchase Agreement") dated as of March , 2006 made by and between the Pledgor, as buyer, and the Pledgee, as seller, in connection with the Pledgor's purchase of 30,000,000 shares of common stock of UP Offshore (Bahamas) Limited ("UP
Offshore" or "Pledged Company").

                                   WITNESSETH:
                                   -----------

         WHEREAS:

         Pursuant to the terms of the Stock Purchase Agreement, the Buyer has executed and delivered a promissory note (the "Note") of even date herewith in the amount of $48,000,000 in payment of the purchase price of the Pledged Shares
(as defined below);

         As of the date hereof, the Buyer is the registered and beneficial owner of 42,499,881 shares of capital stock of UP Offshore of which it is pledging the
30,000,000 of such shares acquired from the Pledgee (the "Pledged Shares");

         Pursuant to the terms of the Stock Purchase Agreement, the Buyer shall execute and deliver to the Pledgee, as security for the obligations of the Buyer under the Stock Purchase Agreement and the Note, a pledge of all of Pledgor's right, title and interest in and to the Pledged Shares;

         NOW, THEREFORE, in consideration of the premises set forth herein, the
Pledgors agree with the Pledgee as follows:

         Defined Terms. Unless otherwise defined herein, terms defined in the
Stock Purchase Agreement shall have the same meanings when used herein.

         Grant of Security. As security for the full and prompt payment of the
Note to the Pledgee and the performance of the Pledgor's obligations under the
Stock Purchase Agreement (collectively, the "Obligations"), the Pledgor hereby pledges, assigns, transfers and delivers to the Pledgee the Pledged Shares and hereby grant to the Pledgee a first lien on, and first security interest in, the
Pledged Shares.

         Pledge Documents. Concurrently with the execution of this Pledge
Agreement, the Pledgor shall execute and deliver to the Pledgee an Irrevocable
Proxy in favor of the Pledgee in respect of the Pledged Shares in the form set out in Exhibit A hereto (the "Irrevocable Proxy") and shall deliver to the
Pledgee the certificates representing the Pledged Shares together with signed, undated instruments of transfer (the "Instruments of Transfer") pertaining thereto duly executed in blank.

         Representations and Warranties. The Pledgor represents and warrants that:

         it is the legal and beneficial owner of, and has good and marketable title to, its respective Pledged Shares, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the lien and security interest created by this Pledge
Agreement and the delivery of the Pledged Shares to the Pledgee;

         it has full power, authority and legal right to execute, deliver and perform this Pledge Agreement and to create the collateral security interest for which this Pledge Agreement provides;

         the Pledged Shares have been duly and validly issued and are fully paid and nonassessable;

         this Pledge Agreement constitutes a valid obligation of the Pledgor, legally binding upon it and enforceable in accordance with its terms;

         no consent of any other party that has not been obtained is required in connection with the execution, delivery, performance, validity, enforceability or enforcement of this Pledge Agreement, and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity, enforceability or enforcement of this Pledge
Agreement; and

         the execution, delivery and performance of this Pledge Agreement will not violate or contravene any provision of any existing law or regulation or decree of any court, governmental authority, bureau or agency having jurisdiction in the premises or of the charter documents of the Pledgor or of any mortgage, stock purchase agreement, security agreement, contract, undertaking or other agreement to which the Pledgor is a party or which purports to be binding upon it or any of its properties or assets and will not result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any of its properties or assets pursuant to the provisions of any such mortgage, stock purchase agreement, security agreement, contract, undertaking or other agreement;

         Covenants. The Pledgor hereby covenants that during the continuance of this Pledge Agreement:

         it shall warrant and defend the right and title of the Pledgee conferred by this Pledge Agreement in and to its Pledged Shares at the cost of the Pledgor against the claims and demands of all persons whomsoever;

         except as herein provided, without the prior written consent of the
Pledgee, it shall not sell, assign, transfer, charge, pledge or encumber in any manner any part of its Pledged Shares or suffer to exist any encumbrance on its
Pledged Shares;

         without the prior written consent of the Pledgee, other than as contemplated by the Stock Purchase Agreement, it shall not amend or modify any organizational

                                       2

document, by-law or other corporate governance agreement (including any shareholders' agreement) relating to the Pledged Company; and

         without the prior written consent of the Pledgee, it shall not vote its
Pledged Shares in favor of the consolidation, merger, dissolution, liquidation or any other corporate reorganization of the Pledged Company.

         Delivery of Additional Interests. If the Pledgor shall become entitled to receive or shall receive any share certificates, option or rights, whether as a dividend in respect of, in substitution of, or in exchange for any of the
Pledged Shares, the Pledgor agrees to accept the same as the agent of the
Pledgee and to hold the same in trust for the benefit of the Pledgee and to deliver the same forthwith to the Pledgee in the exact form received, with the endorsement of the Pledgor when necessary and/or appropriate undated instruments of transfer duly executed in blank, and irrevocable proxy to be held by the
Pledgee, subject to the terms hereof, as additional collateral security for the
Obligations. Any sums paid upon or in respect of the Pledged Shares on the liquidation or dissolution of any Pledged Company shall be paid over to the
Pledgee to be held by it as additional collateral security for the Obligations.

         Collateral. All property at any time pledged to the Pledgee hereunder by the Pledgor (whether described herein or not) and all income therefrom and proceeds thereof, are herein collectively sometimes called the "Collateral".

         Voting Rights. The Pledgee shall, as the Pledgee and as the holder of the Irrevocable Proxy, receive notice to vote the Pledged Shares at its own discretion at, any annual or special meeting, as the case may be, of the shareholders of the Pledged Company, provided, however, that the Pledgee shall not exercise such right to vote until such time that default shall have occurred in the payment or performance of the Obligations and not been remedied to the
Pledgee's satisfaction or waived in writing or any of the security created by or pursuant to this Pledge Agreement shall be imperiled or jeopardized in a manner deemed material by the Pledgee.

         9. Incorporation by Reference. This Pledge Agreement shall be read together with the Stock Purchase Agreement, but in the case of any conflict with the Stock Purchase Agreement, the Stock Purchase Agreement shall prevail.

                                        3

         10. Enforcement/Satisfaction of Obligation. The security constituted by this Pledge Agreement shall become immediately enforceable if, subject to the exercise of the Buyer's Put Option contained in the Stock Purchase Agreement, the Note shall not have been paid and either (i) the IPO shall not have occurred by September 30, 2006 or (ii) the IPO shall have been abandoned. At any time after the security constituted by this Pledge Agreement shall have become enforceable as aforesaid, whereupon the security constituted by this Pledge
Agreement shall become enforceable, the Pledgee shall be entitled, without further notice to the Pledgor to endorse the Instrument of Transfer in its own name and to Cause the Company to register the Pledged Shares in the name of the
Pledgee as owner. In such event, the Pledgee hereby acknowledges that such transfer of the Pledged Shares shall constitute satisfaction of the Obligations and the Pledgor shall be relieved of any further liability or claim hereunder, under the Stock Purchase Agreement or under the Note.

         11. No Duty on Pledgee. The Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

         12. Termination. When all of the Obligations shall have been fully satisfied, or upon the successful completion of the IPO, as such term is defined in the Stock Purchase Agreement, the Pledgee agrees that it shall forthwith release each Pledgor from its Obligations hereunder and the Pledgee, at the request and expense of the Pledgor, will promptly execute and deliver to the
Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and the Irrevocable Proxy shall terminate forthwith and be delivered to such Pledgor forthwith together with the other items furnished to the Pledgee pursuant to Section 3 hereof.

         13. Changes in Writing; Successors and Assigns. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Pledgee. This Pledge
Agreement and all obligations of the Pledgor hereunder shall be binding upon the successors and assigns of the Pledgor and shall, together with the rights and remedies of the Pledgee hereunder, inure to the benefit of the Pledgee, its respective successors and assigns.

         14. Notices. Every notice or demand under this Agreement shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing). Every notice or demand shall be sent as follows:

If to the Pledgor:         Ultrapetrol (Bahamas) Limited
                           Ocean Centre, Montague Foreshore
                           East Bay St.
                           Nassau, Bahamas
                           P.O. Box SS-19084
                           Attn: Company Secretary
                           Facsimile: (242) 394-8430

If to the Pledgee:         LAIF XI Ltd.
                           29 Richmond Rd.
                           Pembroke, HM 08

                                        4

                           Bermuda
                           Attn: Mark Waddinton
                           Facsimile: (441) 295-6983

With a copy to:            EMP Global L.L.C.
                           2001 Pennsylvania Avenue, N.W.
                           Suite 1100
                           Washington, D.C. 20006
                           Attn: James F. Martin/Michael P. Kelley
                           Facsimile: (202) 293-7163

Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the telecopy number specified in this Section and telephonic confirmation of receipt thereof is obtained or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused.

                                        5

         15. Governing Law. This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law thereof.

         16. Submission to Jurisdiction. The Pledgor hereby irrevocably submits to the jurisdiction of the courts of the State of New York and of the United
States District Court for the Southern District of New York in any action or proceeding brought against it by the Pledgee under this Pledge Agreement or under any document delivered hereunder and hereby irrevocably agrees that valid service of summons or other legal process on it may be effected by serving a copy of the summons and other legal process in any such action or proceeding on the Pledgor by mailing or delivering the same by hand to the Pledgor at the address indicated for notices in Section 19. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Pledgor as such, and shall be legal and binding upon the Pledgor for all the purposes of any such action or proceeding. Final judgment against the Pledgor in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment. The Pledgor will advise the Pledgee promptly of any change of address for the purpose of service of process. Notwithstanding anything herein to the contrary, the Pledgee may bring any legal action or proceeding in any other appropriate jurisdiction.

         17. WAIVER OF JURY TRIAL. THE PLEDGOR AND THE PLEDGEE HEREBY WAIVES
TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY
HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN
ANY WAY CONNECTED WITH THIS PLEDGE AGREEMENT.

         18. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Pledgees in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity and unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         19. Counterparts. This Pledge Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

         20. Headings. In this Pledge Agreement, Section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Pledge Agreement.

                                       6

         IN WITNESS whereof, the parties hereto have caused this Pledge
Agreement to be duly executed the day and year first above written.

                                ULTRAPETROL (BAHAMAS) LIMITED

                                By: /s/ Ricardo Menendez R.
                                    ----------------------------------------
                                    Name: Ricardo Menendez
                                    Title: Director

                                LAIF XI LTD.

                                By: /s/ James F. Martin
                                    ----------------------------------------
                                    Name: James F. Martin
                                    Title: Attorney-in-Fact

                                       7

                                                                       EXHIBIT A
                                                                       ---------
                                IRREVOCABLE PROXY

         The undersigned, the registered and beneficial owner of the below described shares of capital stock of UP Offshore (Bahamas) Ltd., a company incorporated under the laws of Bahamas (the "Company"), hereby makes, constitutes and appoints LAIF XI, Ltd., (the "Pledgee") with full power to appoint a nominee or nominees to act hereunder from time to time, the true and lawful attorney and proxy of the undersigned to vote the 30,000,000 shares of the issued and outstanding shares of capital stock in the Company represented by
Certificate(s) No. _________at all annual and special meetings of members of the
Company or take any action by written consent with the same force and effect as the undersigned might or could do, hereby ratifying and confirming all that the said attorney or its nominee or nominees shall do or cause to be done by virtue hereof.

         The said stock has been pledged (the "Pledge") to the Pledgee pursuant to a Pledge Agreement dated the date hereof between the undersigned and the
Pledgee.

         This power and proxy is coupled with an interest and is irrevocable and shall remain irrevocable so long as the Pledge is outstanding and is in full force and effect.

         IN WITNESS whereof, the undersigned has caused this instrument to be duly executed this [ ] day of March , 2006.

                                         ULTRAPETROL (BAHAMAS) LIMITED.

                                         By:
                                             -----------------------------
                                             Name:
                                             Title:

                                       8

                                                              September 21, 2006

 LAIF XI Ltd.
 29 Richmond Road
 Pembroke, HM 08
 Bermuda

         RE: LETTER AGREEMENT REGARDING STOCK PURCHASE AGREEMENT BY AND
             BETWEEN ULTRAPETROL (BAHAMAS) LIMITED AND LAIF XI LTD.

Ladies and Gentlemen:

     We refer to that certain stock purchase agreement, dated as of March 21,
2006 (the "Stock Purchase Agreement"), by and between (i) ULTRAPETROL (BAHAMAS)
LIMITED, a Bahamas corporation ("Buyer"), as buyer and (ii) LAIF XI LTD., a
Bermudan company ("Seller"), as seller. Unless otherwise defined herein, terms defined in the Stock Purchase Agreement shall have the same meanings when used herein.

     This letter agreement will confirm that in accordance with Section 8.3 of the Stock Purchase Agreement and at our request, the Seller hereby consents to amend (i) Sections 1.2, 5.1(ii), 5.3 and 10 of the Stock Purchase Agreement,
replacing "September 30, 2006" with "October 31, 2006" in each instance; (ii)
Section 5.3 of the Stock Purchase Agreement, replacing "September 23, 2006" with
"October 24, 2006" and (iii) Section 5.4 of the Stock Purchase Agreement,
replacing "September 15, 2006" with "October 21, 2006".

     This will further confirm that, except as expressly affected hereby, the
Stock Purchase Agreement is in all respects ratified and confirmed and all terms, provisions and conditions thereof shall remain in full force and effect.

     Please signify your agreement to the foregoing by countersigning this letter in the space provided. This letter agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this letter agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Kindly indicate your acceptance and agreement with the foregoing by executing this letter in the space indicated
below.

                                               Yours faithfully,

                                               ULTRAPETROL (BAHAMAS) LIMITED

                                               By: /s/ Filipe Menendez R.
                                                   ---------------------------
                                               Name:Filipe Menendez R.
                                               Title: Attorney-in-Fact

Accepted and Agreed:

LAIF XI LTD.

By: /s/ Katherine A. Downs
    ---------------------------
Name: Katherine A. Downs
Title: Attorney-in-Fact